Exhibit 20.5
Page 1 of 3

                   Navistar Financial 1997 - B Owner Trust
                         For the Month of February 1999
                      Distribution Date of March 15, 1999
                           Servicer Certificate #17

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $284,201,336.40
Beginning Pool Factor                                           0.5684091

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,607,141.83
     Interest Collected                                     $2,321,922.10

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $454,627.53
Total Additional Deposits                                     $454,627.53

Repos / Chargeoffs                                            $528,823.84
Aggregate Number of Notes Charged Off                                 139

Total Available Funds                                      $12,383,691.46

Ending Pool Balance                                       $274,065,370.73
Ending Pool Factor                                              0.5481369

Servicing Fee                                                 $236,834.45

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $15,508,702.23
     Target Percentage                                               5.25%
     Target Balance                                        $14,388,431.96
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,120,270.27)
     Ending Balance                                        $14,388,431.96

Current Weighted Average APR:                                       9.807%
Current Weighted Average Remaining Term (months):                   36.41

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days          $2,478,080.86      1,895
                                31 - 60 days           $582,069.88        449
                                60+  days              $229,847.10        128

     Total:                                          $3,289,997.84      1,915

     Balances:                  60+  days            $4,138,182.82        128

Memo Item - Reserve Account
     Prior Month                                    $14,920,570.16
+    Invest. Income                                     $58,901.56
+    Excess Serv.                                      $529,230.51
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $15,508,702.23

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of February 1999

                                                                     NOTES
                                                  (Money Market)
                                     TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
   Distribution Percentages                                0.00%           0.00%           96.50%            0.00%           3.50%
   Coupon                                                  5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $284,201,336.40
Ending Pool Balance             $274,065,370.73

Collected Principal               $9,607,141.83
Collected Interest                $2,321,922.10
Charge - Offs                       $528,823.84
Liquidation Proceeds/Recoveries     $454,627.53
Servicing                           $236,834.45
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $12,146,857.01

Beginning Balance               $284,201,336.40            $0.00           $0.00  $124,754,289.63  $149,500,000.00   $9,947,046.77

Interest Due                      $1,481,660.83            $0.00           $0.00      $644,563.83      $784,875.00      $52,222.00
Interest Paid                     $1,481,660.83            $0.00           $0.00      $644,563.83      $784,875.00      $52,222.00
Principal Due                    $10,135,965.67            $0.00           $0.00    $9,781,206.87            $0.00     $354,758.80
Principal Paid                   $10,135,965.67            $0.00           $0.00    $9,781,206.87            $0.00     $354,758.80

Ending Balance                  $274,065,370.73            $0.00           $0.00  $114,973,082.76  $149,500,000.00   $9,592,287.97
Note / Certificate Pool Factor                            0.0000          0.0000           0.8710           1.0000          0.5481
   (Ending Balance / Original Pool Amount)
Total Distributions              $11,617,626.50            $0.00           $0.00   $10,425,770.70      $784,875.00     $406,980.80

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $529,230.51
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $15,508,702.23
(Release) / Draw                 ($1,120,270.27)
Ending Reserve Acct Balance      $14,388,431.96

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of February 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                  4                  3                 2                   1
                                  Oct-98             Nov-98             Dec-98            Jan-99              Feb-99
Beginning Pool Balance       $335,527,907.90    $320,265,624.12    $308,652,044.75    $295,700,809.42    $284,201,336.40

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $526,039.91        $618,452.66        $754,822.81        $427,173.09        $528,823.84
    Recoveries                   $569,873.83        $427,883.59        $261,548.54        $562,558.89        $454,627.53

Total Charged Off (Months 5, 4, 3)                $1,899,315.38
Total Recoveries (Months 3, 2, 1)                 $1,278,734.96
Net Loss / (Recoveries) for 3 Mos                   $620,580.42(a)

Total Balance (Months 5, 4, 3)                  $964,445,576.77(b)

Loss Ratio Annualized  [(a/b) * (12)]                  0.77215%

Trigger:  Is Ratio > 1.5%                                    No
                                                                        Dec-98            Jan-99              Feb-99

B)   Delinquency Trigger:                                            $2,602,492.58      $3,090,762.65       4,138,182.82
     Balance delinquency 60+ days                                         0.84318%           1.04523%           1.45607%
     As % of Beginning Pool Balance                                       0.88793%           0.92623%           1.11483%
     Three Month Average

Trigger:  Is Average > 2.0%                                  No

C)   Noteholders Percent Trigger:                      2.87772%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer